Calculation of Filing Fee Tables
S-3
Orion Properties Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value per share	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-268123	11/14/2022
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 750,000,000.00			S-3	333-268123	11/14/2022	$ 82,650.00
			Total Offering Amounts:				$ 750,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have a maximum offering price not to exceed $750,000,000. 1(b) The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. 1(c) The Registrant previously registered $750,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-268121) filed with the Securities and Exchange Commission on November 2, 2022 and declared effective on November 14, 2022 (the "2022 Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $750,000,000 in aggregate offering price of securities that were initially registered under the 2022 Registration Statement and remain unsold (the "Unsold Securities"). The Registrant previously paid a filing fee of $82,650 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2022 Registration Statement), and no additional filing fee is due with respect to the Unsold Securities carried forward in this Registration Statement. The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6) because such Unsold Securities (and associated fees) are being moved from the 2022 Registration Statement to this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2022 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2022 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A